EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-202054) of Rice Energy Inc., and

(2)	Registration Statement (Form S-8 No. 333-193619) pertaining to the 2014 Long-Term Incentive Plan of Rice Energy Inc.

of our report dated March 21, 2014, with respect to the financial statements of Alpha Shale Resources, LP, included in this Annual Report (Form 10-K) of Rice Energy Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 25, 2016